UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 20, 2025

JANEL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-60608	86-1005291
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Eighth Avenue, New York, New York 10011
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 373-5895

Inapplicable
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).          Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
N/A	N/A	N/A

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

       On August 20, 2025, Janel Corporation, a Nevada corporation (the “Company”) and Rubicon Technology, Inc., a Delaware corporation (“Rubicon”), entered into a Contribution Agreement (the “Contribution Agreement”) pursuant to which the Company will transfer all of the issued and outstanding membership interests in Janel Group LLC (“Janel Group”), a wholly owned subsidiary of the Company, in exchange for (1) 7,000,000 newly issued shares of Rubicon’s common stock, as a result of which the Company will beneficially own approximately 86.5% of the total voting power of Rubicon and (2) the assumption by Rubicon of approximately $23 million of Janel Group’s indebtedness and net working capital liabilities.

Under the terms of the Contribution Agreement, the Company’s obligation to transfer the Janel Group to Rubicon is subject to certain conditions set forth in the Contribution Agreement, including the receipt of the approval of the majority of Rubicon’s disinterested stockholders.

The Contribution Agreement contains customary representations and warranties from both the Company and Rubicon, and the Company agreed to customary covenants, including, among others, covenants relating to the conduct of the business of Janel Group during the interim period between the execution of the Contribution Agreement and the closing of the Contribution (as defined in the Contribution Agreement). Rubicon is subject to certain restrictions on its ability to solicit third-party proposals relating to alternative transactions or provide information or enter into discussions in connection with alternative transactions, subject to certain exceptions to permit Rubicon’s board of directors to comply with its fiduciary duties. Prior to the closing of the Contribution, under specified circumstances, the board of directors of Rubicon may change its recommendation to Rubicon’s stockholders regarding its recommendation to the stockholders that they approve the Contribution Agreement and the transactions contemplated thereunder in connection with an unsolicited, bona fide written alternative acquisition proposal that the board of directors of Rubicon determines in good faith (after receiving the advice of its outside counsel and its financial advisor) constitutes a Superior Proposal (as defined in the Contribution Agreement).

The Contribution Agreement contains certain termination rights for the Company and Rubicon. Upon termination of the Contribution Agreement under specified circumstances, Rubicon may be required to pay to the Company a termination fee of either:

(A) $1,500,000, if Rubicon is in breach of the Contribution Agreement and that breach results in certain closing conditions not being satisfied; or

(B) $3,000,000, if Rubicon terminates the Contribution Agreement and immediately after such termination enters into an alternative acquisition agreement.

If the Contribution Agreement is terminated by Rubicon due to the Company’s breach of the Contribution Agreement, then the Company may be required to pay Rubicon a termination fee of $1,500,000.

The Contribution Agreement may also be terminated upon, among other things, the mutual consent of the parties, if the Offer is not consummated prior to December 31, 2025, the occurrence of a judgment or other legal restraint preventing the consummation of the Contribution, either party having materially breached the Contribution Agreement, or by Rubicon if the board of directors of Rubicon has received and approved a Superior Proposal (as defined in the Contribution Agreement) and Rubicon enters into a new definitive agreement for such Superior Proposal immediately after the termination of the Contribution Agreement.

The representations, warranties and covenants of each party set forth in the Contribution Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Contribution Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Contribution Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (1) will not survive consummation of the Contribution Agreement and (2) were made only as of the date of the Contribution Agreement or such other date as is specified in the Contribution Agreement. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Contribution Agreement, which subsequent information may not be fully reflected in the parties’ public disclosures. Accordingly, the Contribution Agreement is included with this filing only to provide investors with information regarding the terms of the Contribution Agreement, and not to provide investors with any other factual information regarding the Company or Rubicon, their respective affiliates or their respective businesses.

Prior to the execution of the Contribution Agreement, the Company owned approximately 46.6% of the issued and outstanding shares of Rubicon’s common stock and the Chief Executive Officer of the Company serves as a director of Rubicon.

The description of the Contribution Agreement is qualified in its entirety by reference to the full text of the Contribution Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 22, 2025, certain shareholders (the “Majority Shareholders”) of the Company, took action by written consent (“Written Consent”) to approve an amendment to the Company’s Articles of Incorporation which would restrict certain transfers of the Company’s outstanding common stock, par value $0.001 per share (the “Common Stock”), so as to preserve the value to the Company and its shareholders of certain tax benefits (the “Charter Amendment”).  As of such date, the Majority Shareholders held 881,076 shares of Common Stock, representing in the aggregate 74.27% of the outstanding shares of Common Stock.

No shares of the Company’s capital stock were cast “against” the approval of the Charter Amendment, and there were no abstentions or broker non-votes.

On August 22, 2025, the Company filed a preliminary Information Statement on Schedule 14C with the U.S. Securities and Exchange Commission with respect to the approval by the Majority Shareholders of the Charter Amendment, and as soon as it may do so, the Company will mail the Information Statement to its shareholders of record as of August 22, 2025.  The Charter Amendment will be effective upon its filing with the Secretary of State of the State of Nevada, which the Company expects will occur 20 days after the mailing of the Information Statement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1*	Contribution Agreement, dated as of August 20, 2025, between Janel Corporation and Rubicon Technology, Inc.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JANEL CORPORATION
(Registrant)

Date: August 22, 2025	By:	/s/ Darren Seirer
Darren Seirer
Chief Executive Officer